Exhibit 99.1

News Release
Investor Inquiries:
Rob Gudbranson
(440) 329-6111
INVACARE RESPONDS TO ANALYSTS' ASSESSMENT OF FIRST QUARTER RESULTS

ELYRIA, Ohio (April 24, 2008) – Invacare Corporation (NYSE: IVC) reiterated that its quarterly results announced earlier today were on plan for the first quarter and that the Company remains confident in its projected range for adjusted earnings per share for the year with most of the earnings attributable to the second half of the year.  In its earlier announcement, Invacare noted that, because it does not provide quarterly earnings guidance, "the investor community may project quarterly earnings that vary from management's expectations."

A. Malachi Mixon, III, Invacare's Chairman and Chief Executive Officer, stated, "It appears that projections by some analysts for our first quarter, which the Company has never confirmed, have led to a sharp decline in Invacare's stock price which we do not believe is justified.  One analyst's report that termed our first quarter results as 'disappointing' and attributed those results to 'higher than expected' costs and expenses is not consistent with management's assessment.  As previously stated, our cost savings of $3.7 million in the first quarter were better than plan despite increased commodity costs, and gross margin improved compared to last year's first quarter."

Invacare Corporation (NYSE: IVC), headquartered in Elyria, Ohio, is the global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles.  The company has 5,900 associates and markets its products in 80 countries around the world.  For more information about the company and its products, visit Invacare website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “forecast”,” believe,” “anticipate” and “seek,” as well as similar comments, are forward-looking in nature. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties which include, but are not limited to, the following: possible adverse effects of being substantially leveraged, which could impact our ability to raise capital, limit our ability to react to changes in the economy or our industry or expose us to interest rate or event of default risks; changes in government and other third-party payer reimbursement levels and practices; consolidation of health care providers and our competitors; loss of key health care providers; ineffective cost reduction and restructuring efforts; inability to design, manufacture, distribute and achieve market acceptance of new products with higher functionality and lower costs; extensive government regulation of our products; lower cost imports; increased freight costs; failure to comply with regulatory requirements or receive regulatory clearance or approval for our products or operations in the United States or abroad; potential product recalls; uncollectible accounts receivable; difficulties in implementing a new Enterprise Resource Planning system; legal actions or regulatory proceedings and governmental investigations; product liability claims; inadequate patents or other intellectual property protection; incorrect assumptions concerning demographic trends that impact the market for our products; provisions in our bank credit agreement or other debt instruments that may prevent or delay a change in control; the loss of the services of our key management and personnel; decreased availability or increased costs of raw materials which could increase our costs of producing our products; inability to acquire strategic acquisition candidates because of limited financing alternatives; risks inherent in managing and operating businesses in many different foreign jurisdictions; exchange rate fluctuations, as well as the risks described from time to time in Invacare’s reports as filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.